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EXHIBIT 99.1

FOR IMMEDIATE RELEASE

                                           Robert S. McWade
                                           (781) 860-2846
                                           Barry French
                                           (781) 860-2173
                                           Toni Simonetti
                                           (781) 860-2539
                                            C-2413     1/23/98

RAYTHEON DETAILS DEFENSE CONSOLIDATIONS, ORGANIZATION; ANNOUNCES ENGINEERING AND CONSTRUCTION CONSOLIDATION

Changes Are Designed to Reduce Costs, Increase Efficiency, Maximize Utilization of Facilities, Ensure Long Term Competitiveness and Position Company for Growth

LEXINGTON, MASSACHUSETTS, USA (1/23/98) -- Raytheon Company announced today the consolidation and organization of its defense and electronics unit, Raytheon Systems Company, and a focused effort to reduce costs at Raytheon Engineers & Constructors.

As part of this effort, Raytheon Systems Company (RSC) will make major changes at 26 facilities, closing 20 and partially closing six over the next two years. This will result in a reduction of facility space from 42 million square feet to 34 million square feet, or approximately 20 percent. Employment will be reduced by approximately 10 percent -- or 8,700 jobs -- over the next two years and 2,700 engineers will be reassigned to help fill technical positions, generally near their current locations. RSC will also organize its operations to bring together the best practices and technologies from across the organization while optimizing the utilization of facilities and eliminating duplication and excess capacity.

Raytheon Engineers & Constructors (RE&C) will close or partially close 16 offices in early 1998 and reduce its workforce by approximately six percent, or 1,000 positions. This action comes in response to the downturn in the global engineering and construction market and the need for RE&C to continue improving its competitive position.

Raytheon Systems Company's actions are the direct result of a thorough, year-long planning effort. Raytheon announced in January, 1997, that it would merge with Hughes defense and acquire the Texas Instruments (TI) defense business. Over the past year, employees from Raytheon Electronic Systems, Raytheon E-Systems, Hughes and TI developed a comprehensive architecture for consolidating and organizing the new Raytheon Systems Company. These teams reviewed every operation and made specific recommendations to both a Management Transition Committee and a Defense Business Executive Council, comprised of Raytheon, Hughes and TI senior management.
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Raytheon completed its merger with Hughes defense on December 17, 1997, creating one of the largest industrial corporations in the United States. On December 18, 1997, Raytheon announced the formation of Raytheon Systems Company, one of the world's largest defense companies, with more than $14 billion in defense and electronics sales in 1997. Raytheon Systems Company will be headquartered in the Washington DC area and will operate as part of Raytheon Company.

"Today, only one month after creating Raytheon Systems Company, we are announcing some of the most dramatic changes ever at any defense company --changes that we believe will not only reduce costs but will also create the right structure for future growth," said William H. Swanson, chairman and chief executive officer of Raytheon Systems Company. "These actions put us on track to meet our 10-15% cost reduction targets. In addition, combining and consolidating our defense business in this unprecedented manner enables us to generate real savings for the American taxpayer."

Changing Defense Environment

Changing customer demands combined with major developments in the global political environment have resulted in massive shifts in the defense industry. The end of the Cold War -- and the corresponding decline of more than 60 percent in U.S. defense procurement budgets since 1990 -- have created excessive manufacturing overcapacity in the industry. Defense customers, under intense pressure to do more with less, are increasingly focusing on integrated solutions, program life cycle costs, research and development, and reduced procurement spending, resulting in smaller production runs.

The U.S. defense industry - encouraged by the U.S. Department of Defense - has responded to these developments with acquisitions and consolidations designed to reduce overcapacity, focus investments in research and development, eliminate program overlap and lower the cost of future defense products and services.

"The actions we are taking today are not easy, but they are essential," said Swanson. "The U.S. defense procurement budget has fallen dramatically, our competitors have become much larger and more efficient through mergers and consolidations, and there has been a new focus on electronics-based products. In order to remain competitive in this new era we have taken the actions necessary to streamline our operations. Furthermore, we are confident that by bringing Raytheon, Hughes and the defense business of Texas Instruments together we will win more contracts, achieve greater savings and preserve more jobs over time than these companies could have separately. It must be understood that without taking these measures, Raytheon, Hughes Aircraft and TI Defense Systems separately would have withered and, quite possibly, died." In response to these
competitive   challenges,   Raytheon's  plan  includes  the   consolidation   of
facilities,   the  creation  of  Centers  of  Excellence  and  the  focusing  of manufacturing operations to a reduced number of sites. "Delivering value to our customers means that we must provide products, systems and services that are both cost-effective and high quality," said Ken Dahlberg, president and chief
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operating  officer of  Raytheon  Systems  Company.  "The  structure  that we are putting in place at Raytheon Systems Company will allow us to focus on best practices while bringing unparalleled efficiency to our processes by eliminating redundancy and increasing utilization. At the same time, we will ensure collaborative engineering across our company by bringing the best talent to bear on any particular program, regardless of physical location."

Centers of Excellence

Centers of Excellence are cross-functional organizations that design and manufacture key components and subassemblies. The Centers of Excellence will allow a focus on best-of-class engineering and manufacturing practices; maximize design efficiency and standardization; eliminate duplication of work and underutilization of facilities; and provide productivity through a reduced number of processes.

Raytheon Systems Company Centers of Excellence are as follows:

         Printed Wiring Board Fabrication, located in Austin, Texas. This Center of Excellence will combine work previously done at six facilities.

         Circuit Card Assembly, located in Lewisville, Texas and Andover, Massachusetts. These two Centers of Excellence will combine work previously done at 19 facilities.

         Microelectronics, located in Dallas (Expressway), Texas and Quincy, Massachusetts. These two Centers of Excellence will combine work previously done at 11 facilities.

         Metal Fabrication,  located in Dallas (Lemmon/Sherman),  Texas, Tucson,
Arizona,  and  Andover  and  Waltham,  Massachusetts.   These  four  Centers  of
Excellence will combine work previously done at 15 facilities.

         Cables, located in St. Petersburg, Florida. This Center of Excellence will combine work previously done at 10 facilities.

         Optics, located in Midland, Ontario (Canada) and Danbury, Connecticut. These two Centers of Excellence will combine work previously done at three facilities.

         Electro-Optical Components and Coolers, located at the Santa Barbara Research Center and in Dallas (Expressway), Texas. These two Centers of Excellence will combine work previously done at four facilities.
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Consolidated Manufacturing Facilities

Raytheon Systems Company will also consolidate manufacturing operations into a number of geographically focused organizations that will play a lead role in the design and manufacture of products and services within a given program area. The objective of this consolidation is to improve integration of manufacturing and engineering, eliminate duplication of work, improve economies of scale, and allow higher facility utilization.

Consolidated manufacturing facilities are as follows:

         Missiles/ Strike Weapons, located in Tucson, Arizona, Lewisville, Texas, and Andover, Massachusetts (Patriot and Hawk). These three centers will combine work previously done at five facilities.

         Torpedoes,   Ship  Combat  Systems,  Sonar,  Mine  Warfare,  and  Ocean
Surveillance Systems, located in Mukilteo, Washington and Portsmouth, Rhode Island. These two centers will combine work previously done at four facilities.

         Final Assembly Checkout (FACO), located in Tucson, Arizona and East Camden, Arkansas. These two centers will combine work previously done at five facilities.

         Radar,  located  in  Andover,  Massachusetts,  El  Segundo,  California
(FACO), Forest, Mississippi, McKinney, Texas, and Orangeburg, South Carolina. These five centers will combine work previously done at six facilities.

         Electro-Optical, located in McKinney, Texas. This center will combine work previously done at four facilities. Space-based electro-optical work will remain in El Segundo.

         Depot, located in Indianapolis, Indiana, Chula Vista, California, and Virginia Beach, Virginia. These three centers will combine work previously done at seven facilities.

         Radios/Terminals, located in St. Petersburg, Florida. This center wil combine work previously done at five facilities.

Facility Restructuring

Raytheon Systems Company will make substantial changes to its facilities, affecting sites across the United States and around the world. The company will make major changes at 26 facilities, closing 20 and partially closing six over the next two years. This will result in a reduction of facility space from 42 million square feet to 34 million square feet, or approximately 20 percent. Raytheon will also close 28 international and 22 domestic marketing offices, reducing the total of such offices to 67 from the current 117. Raytheon will continue to have a significant global presence, with offices across the United States and in 33 countries around the world. Raytheon will not exit from any country as a result of these closures.

Specific facility actions announced today are reviewed in detail below.
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         Arizona

         In Arizona, the Raytheon Systems Company consolidation will result in the reduction of approximately 500 positions. The company will continue to be a significant employer in the state with more than 7,200 employees. "Most of the reductions in Arizona are the result of general and administrative efficiencies created by combining various operations," said Dahlberg. "We are committed to Arizona and pleased to locate the headquarters for our Defense Systems segment, a consolidated center for missile production, and Centers of Excellence in Tucson."

         California

         The Raytheon Systems Company consolidation will result in the reduction of approximately 5,200 positions in defense operations. The company will, however, remain a significant employer in the state with approximately 11,600 employees. "Most of the major changes being made in California are the result of activities being moved to Centers of Excellence outside of the state," said Dahlberg. "Raytheon has made a commitment to focus work in its most efficient facilities. While we have superb people in California, the fact is that many of our operations here are less efficient than those elsewhere. Larger, more modern and efficient Centers of Excellence already exist in other states and we are compelled to align our resources accordingly."

         "The job reductions in the state should not draw attention away from the fact that we are locating the headquarters of the Sensors and Electronic Systems segment in El Segundo," said Dahlberg. "In addition, we will have a Center of Excellence for electro-optical components in the Santa Barbara/Goleta area, a new surface naval depot center in Chula Vista, and major engineering populations in El Segundo, Fullerton, Chula Vista and Santa Barbara."

         Major site-by-site actions in California include:

- In El Segundo, El Segundo North personnel will be consolidated into the El Segundo South complex, which will become the headquarters for the Sensors and Electronic Systems segment.

- In the Santa Barbara/Goleta area, the former Raytheon Amber facility will be closed and work consolidated into the former Hughes Santa Barbara Research Center. In addition, the former Raytheon E-Systems Los Carneros facility will be closed and work moved to appropriate Centers of Excellence and to the nearby Hollister location.

- As part of an  overall  consolidation  of depot  operations,  the two  current facilities  in San Diego  (Naval and Maritime  Systems,  and  Services)  and the
facility   in  Irvine  will  be  closed  and  work  moved  to  Chula  Vista  and
Indianapolis. One building at the Long Beach facility will be closed and work also moved to Chula Vista and Indianapolis.
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- The  Sycamore  Canyon  operation  will be closed  and work  consolidated  into existing final assembly and checkout (FACO) facilities in East Camden, Arkansas, and Tucson, Arizona.

- The Torrance facility will be closed. The Torrance Advanced Technology Group will be moved to El Segundo South and the gallium arsenide operations will be transferred to Raytheon Electronics, the commercial electronics unit of Raytheon Company.

- The Westchester facility will be closed and personnel consolidated into El Segundo.

         Georgia

         As a result of the Department of Justice Hart Scott Rodino review, Raytheon was required to divest the ground electro-optics business in La Grange. Thus the facility, which currently employs 275 people, will be closed.

         Indiana

         The Raytheon Systems Company consolidation will result in the reduction of approximately 400 positions over the next two years. Some work currently at the facilities in Fort Wayne, which employ approximately 2,000 people, will be transferred to other manufacturing centers and the facilities will be consolidated. "While there will be reductions in Fort Wayne, these will be partially offset by expected growth in Indianapolis," said Dahlberg. "We have designated the Indianapolis facility as a depot center focused on upgrading, repairing and modifying equipment for the military."

         New Jersey

         The facility in Mahwah will be closed and work moved to appropriate Centers of Excellence. Despite the reduction of 140 positions, Raytheon will retain a significant presence in New Jersey with more than 1,000 employees.

         Maryland

         Raytheon Systems Company has facilities in Maryland in Lanham, Greenbelt, Landover, and Linthicum. The Greenbelt facility, which employs 250 people, will be consolidated with the nearby Lanham operation. Over the next two years, 130 general and administrative positions will be eliminated from the company's Maryland operations. Raytheon will retain a significant presence in Maryland with more than 1500 employees.

         Massachusetts

         Despite the reduction of approximately 300 general and administrative positions, Raytheon will retain a significant presence in Massachusetts with more than 15,000 employees.

          Pennsylvania

         The facility in Chambersburg will be closed and final assembly and check-out work from that operation will be consolidated into major FACO facilities. The Chambersburg closure will result in the loss of 11 positions. In addition, 50 general and administrative positions will be eliminated from the State College operation. Despite these reductions, Raytheon will remain a significant presence in Pennsylvania with more than 1,200 employees.
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         Rhode Island

         The facility in Middletown, which employs approximately 100 people, will be closed and all personnel and work will be transferred to the nearby Portsmouth facility. Raytheon will experience no change in headcount and will retain a significant presence in Rhode Island with more than 1200 employees.

         Tennessee

         In Tennessee, the Raytheon Systems Company consolidation will result in the reduction of approximately 525 positions with the closure of the Bristol plant and Chattanooga FACO facility. "While Raytheon's people in Tennessee have performed superbly over the years, the Bristol facility is operating well below the level needed to make it economically viable," said Dahlberg. "The logical choice is to consolidate the Bristol missile manufacturing operations and the associated operation in Chattanooga into our main center for missile manufacturing in Tucson and FACO in East Camden, Arkansas.

         Texas

         The Raytheon Systems Company consolidation will result in the reduction of approximately 600 general and administrative positions. Despite these reductions, Raytheon will remain one of the largest employers in the state, with more than 25,000 employees in defense and commercial operations. "While Raytheon will reconfigure a number of our operations in Texas, we are proud to have a leading presence in the state, particularly in the Dallas area," said Dahlberg. "By improving the efficiency of our Texas operations we will be well-positioned for future growth in that state."

         Major site-by-site actions in Texas include:

- Dallas Expressway Research East facility will be consolidated into nearby operations and the building will be vacated and revert to Texas Instruments.

- The Forest Lane building will be vacated and will revert to Texas Instruments for use as the TI world headquarters.

- One building at the Richardson facility will be closed and work will be transferred to the Garland operation.

- A machining Center of Excellence will be located in the south building of the Sherman facility. Other work will be transferred out, allowing part of the facility to be closed.
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         Virginia

         In Virginia, the Raytheon Systems Company consolidation will result in the reduction of approximately 600 employees. Despite these reductions, Raytheon will retain a significant presence in Virginia with more than 3,500 employees. "We have taken the hard decision to close the Herndon operation and consolidate the work into our much larger simulator facility in Texas," said Dahlberg. "There is simply not enough simulator work to maintain two facilities. While we are closing our facility in Hampton and consolidating the operation in Norfolk, work from those sites will be moved to nearby Virginia Beach."

"While we are making extensive changes to our business operations, we remain committed to those core values that made Raytheon a leader in the defense industry," said Swanson. "We will continue to respect the needs of our employees, customers, shareholders and communities. We will hold ourselves to the highest ethical standards. We will work as a team and encourage creativity among our employees. We will show our commitment to the communities in which we operate. By staying true to these core values, we intend to remain an industry leader for many years to come."

Segment Headquarters and Staff Announcements

Raytheon Systems Company also announced the locations for the headquarters of its five business segments. "We have chosen headquarters locations where there is a focus of segment operations," said Swanson. "All of the five locations we have selected are superb places to do business and will provide excellent long-term locations for Raytheon Systems Company. We look forward to being able to contribute to these communities and the many other communities where we operate."

The headquarters for the five previously announced segments will be located as follows:

         Defense Systems will be headquartered in Tucson, Arizona. As previously announced, David L. McPherson, formerly president of the Weapons Systems Segment of Hughes Aircraft, is general manager, Defense Systems segment and an executive vice president of Raytheon Systems Company.

         Sensors and Electronic Systems will be headquartered in El Segundo, California. As previously announced, David W. Welp, formerly president of Raytheon TI Systems, is general manager, Sensors and Electronic Systems segment and an executive vice president of Raytheon Systems Company. Christine Davis, formerly senior vice president of Raytheon TI Systems, had previously been appointed deputy general manager, Sensors and Electronic Systems, and a senior vice president of Raytheon Systems Company.

         Command, Control and Communication Systems will be headquartered in Marlborough, Massachusetts. As previously announced, C. Dale Reis, formerly deputy general manager of Raytheon Electronic Systems, will be general manager, C3 Systems segment and an executive vice president of Raytheon Systems Company.
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         Intelligence,  Information  and  Aircraft  Integration  Systems will be headquartered in Garland, Texas. As previously announced, Brian D. Cullen, formerly senior vice president, Airborne Systems Division at Raytheon E-Systems, will be general manager, Intelligence, Information and Aircraft Integration Systems segment and an executive vice president of Raytheon Systems Company. Terry W. Heil, formerly a senior vice president of Raytheon E-Systems, had previously been appointed deputy general manager, Intelligence, Information and Aircraft Integration Systems and a senior vice president of Raytheon Systems Company.

         Training and Services will be headquartered in Vienna, Virginia. As previously announced, Francis S. Marchilena, formerly assistant general manager of Raytheon Electronic Systems, will be general manager, Training and Services and an executive vice president of Raytheon Systems Company. Philip T. Le Pore, formerly president, Hughes Technical Services Company, has been appointed deputy general manager, Training and Services and a senior vice president of Raytheon Systems Company.

Raytheon Systems Company Staff Announcements

Raytheon Systems Company also announced the following appointments:

         Barry  L.  Abrahams,   formerly  senior  vice  president,   merger  and
transition activities, at Hughes Aircraft has been appointed senior vice president, business development;

         Gail Philip  Anderson,  vice  president,  human  resources  at Raytheon
Company will also serve as the senior human resources executive at Raytheon Systems Company, reflecting the importance of managing personnel issues during the transition period.

         Gerald H. Putman, formerly senior vice president, human resources and administration at Hughes Aircraft, has been appointed senior vice president, human resources at Raytheon Systems Company. Putman will report as deputy to Anderson.

         Richard J. Foley, formerly manager of contracts at Raytheon Electronic Systems, has been appointed senior vice president, contracts;

         John T. Kuelbs, formerly senior vice president, general counsel and secretary at Hughes Aircraft, has been appointed senior vice president, legal;

         Charles S. Ream, formerly senior vice president and chief financial officer at Hughes Aircraft, has been appointed senior vice president, finance;

         Lynn C. Brown, formerly communications director at Raytheon TI Systems, has been appointed vice president, communications;
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         James Boley,  formerly  director of security,  National  Reconnaissance
Office,   Central  Intelligence  Agency,  has  been  appointed  vice  president, security. Boley will also serve as director of security for Raytheon Company.

         Peter M. Quast, formerly vice president, integrated manufacturing operations at the sensors and communications segment of Hughes Aircraft, has been appointed vice president, materials/product support;

         Glenn E. Gaustad, formerly vice president and chief technology officer at Raytheon TI Systems, has been appointed vice president, engineering and technology;

         Walter C.  Staltman,  formerly  senior  vice  president  and manager of
engineering  at  Raytheon  TI  Systems,   has  been  appointed  vice  president,
information technology.

"I am pleased to announce these appointments to the Raytheon Systems Company headquarters staff," said Swanson. "With these announcements, we can say -- without any question -- that Raytheon Systems Company has the strongest, most experienced management team in the business."

Raytheon Engineers & Constructors

Responding to the slowdown in the global engineering and construction marketplace, Raytheon Engineers & Constructors (RE&C) will restructure its operations to reduce costs and improve efficiency. The restructuring includes the closure or partial closure of 16 offices in early 1998 and a workforce reduction of approximately 1000 positions from a total employee base of more than 11,000. In addition, RE&C will institute a variety of cost-saving changes to compensation and benefit plans.

"We are taking these steps to respond to the well-documented project delays the industry is facing world-wide," said Charles Q. Miller, chairman and chief executive officer of Raytheon Engineers & Constructors. "The actions we are taking are essential to remain a strong, healthy company. We expect these cost savings will improve our competitive position and help us to win new projects without sacrificing margins. These are difficult measures, but we'll be poised for renewed growth as the market recovers."

The major sites being closed (with employment in parentheses) are: Tampa, Florida (200); Pittsburgh, Pennsylvania (130); two offices in Atlanta, Georgia
(100); and Knoxville,  Tennessee (90).  Smaller  locations being closed include:
Baton Rouge, Louisiana; Kingsport, Tennessee; Lyndhurst, New Jersey; Mobile, Alabama; Richmond, Virginia; Sacramento, California; Santa Ana, California; and Winston-Salem, North Carolina. In addition, excess facilities in Birmingham, Alabama; Houston, Texas and Lexington, Massachusetts will be eliminated.
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The major locations affected by reductions in force include Birmingham,  Alabama
(135), Philadelphia, Pennsylvania (80), Princeton, New Jersey (60) and Houston, Texas (50). "We will subsequently shift most of the work from the offices being closed to the Birmingham, Princeton and Houston regional Centers of Excellence," said Miller. "This will allow us to eliminate duplication in staff and improve efficiency, while maintaining quality services for our clients."

"With these cost-cutting actions in place, we are better positioned to meet future challenges," said Miller. "Our recent $700 million in new awards, much of which will be executed by our U.S. offices, is an indication of the effectiveness of these measures. Our task now is to keep our costs low and operate as efficiently as possible so that we can continue to win new work and execute it profitably. We've taken the tough measures to do just that." As part of the restructuring of Raytheon's defense operations, Raytheon Service Company, now part of RE&C, will move its Defense Services operation to the Training and Services segment of Raytheon Systems Company. The Commercial Services group, which includes chemical demilitarization, environmental and quality programs, and engineering and construction for the U.S. government, will remain part of RE&C.

Raytheon Engineers & Constructors also announced that it is implementing an expanded performance-based incentive program that will be structured to reach as many employees as possible and shifting most employees to a 9/80 work schedule, under which employees work eighty hours over nine days, allowing every other Friday to be taken as a day off.

Raytheon Company

Employee Support

Raytheon Company will provide separation packages for displaced employees from Raytheon Systems Company and Raytheon Engineers & Constructors. These packages will include compensation and benefits which will vary based on a number of factors, such as length of tenure with the company and specific business unit/facility policies.

In addition, Raytheon will provide a variety of support services, such as career transition centers, in-house career fairs and, in some cases, relocation assistance. The career centers will be established by a third-party firm and will include services such as interview training and resume preparation support. Raytheon also has a job placement assistance system to provide employees with current information about employment opportunities throughout Raytheon. "We know that this time of transition will be very difficult and we are committed, as much as possible, to supporting displaced employees as they transition to new jobs," said Gail P. Anderson, vice president of human resources at Raytheon Company. "Our job placement system can help identify new opportunities within Raytheon. Where placement within the company is not possible, Raytheon will
provide  a  variety  of  support   services  to  help  with  the  transition  to
opportunities with other companies. We also recognize that for all of our employees there will be a time of uncertainty as the restructuring process moves forward. We will do our best to keep them informed about company plans and activities."
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Raytheon will announce  special charges  associated with the  consolidations  at
Raytheon Systems Company and Raytheon Engineers & Constructors on January 26 as part of the company's 1997 earnings release.

Company Overview

Raytheon Company, headquartered in Lexington, Mass., is a global technology leader, with world-wide sales of more than US$20 billion and more than 110,000 employees. The company provides state-of-the-art products and services in the areas of commercial and defense electronics, engineering and construction, and business and special mission aircraft. Raytheon has operations throughout the United States and serves customers in more than 80 countries around the world.

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NOTE:  This press release  contains  forward-looking  statements  that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under "Item 1 -- Business" of Raytheon's Annual Report on Form 10-K for the year ended December 31, 1996 and under "Risk Factors" in Raytheon's Solicitation Statement/Prospectus dated November 10, 1997.